Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-127275 and 333-104343 on Form S-8 of our report dated March 31, 2006, appearing in this Annual Report on Form 10-K of Harrington West Financial Group, Inc. for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Los Angeles, California
March 23, 2007